Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the use in this Registration Statement on Form S-4 of Coleman Cable, Inc. of our report dated February 28, 2007 except for Note 13 for which the date is March 11, 2007 relating to the financial statements of Copperfield, LLC, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data for Copperfield” in such Registration Statement.
PricewaterhouseCoopers LLP
Minneapolis, MN
August 30, 2007